            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

--------------------------------------- ---------------------------------------

                               GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:      SOCIAL SECURITY
                               NUMBER OF--

------------------------------------------------
1. Individual                  The individual
2. Two or more individuals     The actual owner
 (joint account)               of the account
                               or, if combined
                               funds, the first
                               individual on the
                               account(1)
3. Custodian account of a      The minor(2)
 minor (Uniform Gift to
 Minors Act)
4. a. The usual revocable      The grantor-
 savings trust (grantor is     trustee(1)
 also trustee)
 b. So-called trust account    The actual
 that is not a legal or valid  owner(1)
 trust under state law
5. Sole proprietorship         The owner(3)


                                                         GIVE THE NAME AND
                           FOR THIS TYPE OF ACCOUNT:     EMPLOYER
                                                         IDENTIFICATION
                                                         NUMBER OF --
----------------------------------------------------------------
                            6. Sole proprietorship       The owner(3)
                            7. A valid trust, estate or  The legal entity
                             pension trust               (Do not furnish
                                                         the identifying
                                                         number of the
                                                         personal
                                                         representative or
                                                         trustee unless
                                                         the legal entity
                                                         itself is not
                                                         designated in the
                                                         account
                                                         title.)(4)
                            8. Corporate                 The corporation
                            9. Association, club,        The organization
                             religious, charitable,
                             educational, or other
                             tax-exempt organization
                           10. Partnership               The partnership
                           11. A broker or registered    The broker or
                            nominee                      nominee
                           12. Account with the          The public entity
                             Department of Agriculture
                             in the name of a public
                             entity (such as a State or
                             local governmental, school
                             district, or prison) that
                             receives agricultural
                             program payments

---------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
                                        ---------------------------------------

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all payments include the following:

  . A financial institution.
  . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof. Payees that may be exempted from backup withholding:

  . A corporation.
  . A registered dealer in securities or commodities registered in the U.S.
    or a possession of the U.S.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times during the tax year under the Invest-
    ment Company Act of 1940.
  . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident alien partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the pay-er.
  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage interest paid to you.
Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A, and 6050N, and their regulations.
PRIVACY ACT NOTICE.-- Section 6109 requires most recipients of dividend, in-terest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identifica-tion purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax re-turns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identifica-tion number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or im-prisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.